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                                                                   EXHIBIT 11.1


             PIA MERCHANDISING SERVICES, INC. AND SUBSIDIARIES

                   RECONCILIATION OF EARNINGS PER SHARE
                   (IN THOUSANDS, EXCEPT PER SHARE DATA)

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
                                                                 YEARS ENDED DECEMBER 31,
                                                                 ------------------------
                                                                 1994      1995      1996
Net income                                                      $2,580    $3,531    $3,759
Adjustment-
  Reduction in interest expense less tax effect due to
    conversion of debt                                              52       -         -
                                                                ------    ------    ------
Adjusted net income                                             $2,632    $3,531    $3,759
                                                                ------    ------    ------
                                                                ------    ------    ------
Weighted average common shares                                   2,923     3,117     5,370
Common equivalent shares                                           821       864       620
Adjustments:
  Shares related to options granted within 12 months of an
    initial public offering                                         35        35       -
  Shares related to subordinated convertible debt assuming
    conversion at beginning of year                                151       -         -
                                                                ------    ------    ------
Adjusted weighted average common and common
  equivalent shares                                              3,930     4,016     5,990
                                                                ------    ------    ------
                                                                ------    ------    ------

Net income per common and common equivalent share                $0.67     $0.88     $0.63
                                                                ------    ------    ------
                                                                ------    ------    ------
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